Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on 2/12/08.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:

ANNUAL REPORT / ANNUAL MEETING OF SHAREHOLDERS / PROXY STATEMENT

To view this material, have the 12-digit Control #(s) available and visit: www.investorEconnect.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. Please make the request as instructed below on or before 1/29/08 to facilitate timely delivery.

To request material: Internet: www.investorEconnect.com Telephone: 1-800-579-1639**Email: sendmaterial@investorEconnect.com **If requesting material by e-mail please send a blank e-mail with the 12-digit Control# (located on the following page) in the subject line.

Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

KULICKE & SOFFA INDUSTRIES, INC. 1005 VIRGINIA DRIVE

FORT WASHINGTON, PA 19034

1-BROADRIDGEXXXXXXXXXXXXXXXXXXXXXXXXXX40 1

2-FINANCIAL SOLUTIONSXXXXXXXXXXXXXXXXXX40 15 12 3-ATTENTION:XXXXXXXXXXXXXXXXXXXXXXXXXX40 OF

4-TEST PRINT

5-51 MERCEDES WAY 2

6-EDGEWOOD,

7-NY

8-11717

KULICKE & SOFFA INDUSTRIES, INC.

Vote In Person

Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting you will need to request a ballot to vote these shares.

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

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PAGE A (OF DUPLEX A/B)

Meeting Location

The ANNUAL Meeting for shareholders as of 12/14/07 is to be held on 2/12/08 at 4:30 PM EASTERN at: Hilton Garden Inn Fort Washinton 530 Pennsylvania Ave.

Fort Washington, Pennsylvania 19034

From PA Turnpike: Take the Pennsylvania Turnpike (I-276) to Exit 339, toward Fort Washington/ Philadelphia/Ambler. Proceed thru the toll booth to the far left hand lane. Keep straight and hotel is .2 miles on the left.

If you choose to revoke your consent to the Householding of investor communications, you may do so by calling 1-800-542-1061.

To revoke your consent you will need the 12-digit control number for each account you choose to revoke. The 12-digit control number can be found on the following page(s) next to the label Control Number or in the box next to the arrow Once you revoke your consent to the Householding of investor communications, each primary account holder will begin receiving individual copies within 30 days of your revocation.

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PAGE B (OF DUPLEX A/B)

Voting items

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.

1. Election of Director to serve until the 2012 Annual Meeting.

Nominee:

01) Mr. Brian R. Bachman

2. Approval of our 2008 Equity Plan;

3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 27, 2008; and

4. Transaction of such other business as may properly come before the annual meeting.

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FINANCIAL SOLUTIONS

ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717

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